BlackRock Multi-State Municipal Series Trust:

BlackRock New York Municipal Bond Fund

FILE #811-04375

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
07/02/08	NEW YORK ST DORM AUTH REVS ST SUPP	516,455,000	1,800,000

PMorgan, Lehman Brothers, Goldman, Sachs & Co., Merrill Lynch, Ramirez & Co., Inc., Wachovia Bank, National Association, Cain Brothers & Company, LLC, DEPFA First Albany Securities LLC, Jackson Securities, Morgan Stanley, Raymond James & Associates, Inc.

07/09/08	NEW YORK ST DORM AUTH REVS NON ST	115,000,000	1,000,000	Citi, Banc of America Securities LLC, Goldman, Sachs & Co., Loop Capital Markets, LLC, Merrill Lynch, RBC Capital Markets, Sterne, Agee & Leach, Inc.
10/08/08	LONG ISLAND PWR AUTH N Y ELEC SYS	605,055,000	3,000,000

Goldman, Sachs & Co., Citigroup, Morgan Stanley, Banc of America Securities LLC, DEPFA First Albany Securities LLC, First Southwest Co., J.P. Morgan Securities Inc., Loop Capital Markets LLC, Merrill Lynch & Co., Ramirez & Co., Inc., RBC Capital Markets, Roosevelt & Cross, Incorporated, Siebert Brandford Shank & Co., LLC, Wachovia Bank, National Association

10/20/08	METROPOLITAN TRANSN AUTH N Y REV	550,000,000	1,600,000

J.P. Morgan Securities Inc., Ramirez & Co., Inc., Citi, Barclays Capital Inc., Banc of America Securities LLC, DEPFA First Albany Securities LLC, Loop Capital Markets, LLC, M.R. Beal & Company, Merrill Lynch & Company, Morgan Stanley, Raymond James & Associates, RBC Capital Markets, Roosevelt & Cross, Incorporated, Siebert Brandford Shank & Co., Wachovia Bank, N.A.

BlackRock Multi-State Municipal Series Trust:

BlackRock New York Municipal Bond Fund

FILE #811-04375

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/24/08	NEW YORK N Y CITY MUN WTR FIN AUTH	536,030,000	500,000

M.R. Beal & Company, DEPFA First Albany Securities LLC, Merrill Lynch & Co., Siebert Brandford Shank & Co., LLC, Banc of America Securities LLC, Barclays Capital, Citi, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Loop Capital Markets LLC, Morgan Stanley, Raymond James & Associates, Inc., Wachovia Bank, National Association, Piper Jaffray, Prager, Sealy & Co., LLC, RBC Capital Markets, Roosevelt & Cross Incorporated

11/14/08	NEW YORK ST DORM AUTH ST PERS INCO	765,695,000	2,000,000

Morgan Stanley & Co. Incorporated, Ramirez & Co., Inc., Siebert Brandford Shank & Co., LLC, Banc of America Securities LLC, Goldman, Sachs & Co., Janney Montgomery Scott LLC, Citi, J.P. Morgan Securities Inc., Merrill Lynch, Piper Jaffray & Co., Raymond James & Associates, Inc., RBC Capital Markets, Southwest Securities.